Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter
Nuveen Insured New York Tax-Free Advantage
Municipal Fund
333-100876, 811-21211

On January 15, 2003, under Conformed Submission
Type 497, accession number, 0000950137-03-000241,
a copy of the Statement Establishing and Fixing the Rights and Preferences of Municipal Auction Rate
Cumulative Preferred Shares (Munipreferred), considered to be an amendment to the Declaration of Trust of the above-referenced fund, was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.